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                                                                    EXHIBIT 4.10

                                     FORM OF
                       VOTING AND EXCHANGE TRUST AGREEMENT

         VOTING AND EXCHANGE TRUST AGREEMENT (this "AGREEMENT"), dated as of _________ __, 2005, among Emergency Medical Services Corporation, a Delaware corporation (the "COMPANY"), Emergency Medical Services L.P., a Delaware limited partnership ("EMS LP"), and Onex Corporation, a corporation existing under the laws of Canada (the "TRUSTEE").

         EMS LP is effecting a reorganization pursuant to which, among other things, class A units representing limited partnership interests in EMS LP will be designated "LP Exchangeable Units", exchangeable at the option of the holder for shares of the class B common stock of the Company.

         The parties desire to enter into this Agreement so that, by providing instructions to the Trustee, the holders of the LP Exchangeable Units will be able to exercise essentially the same voting rights with respect to the Company as they would have if they exchanged the LP Exchangeable Units for shares of Class B Common Stock.

         NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1.
                         DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Agreement, the following terms shall have the following meanings:

         "AGREEMENT" has the meaning set forth in the recitals.

         "AGREEMENT OF LIMITED PARTNERSHIP" means the Agreement of Limited Partnership, dated as of February 10, 2005, as amended and restated on December __, 2005, among EMSC, Inc. (f/k/a Emergency Medical Services Corporation) and the Persons listed on Schedule A thereto.

         "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of the Company to effect the automatic exchange of LP Exchangeable Units for shares of Class B Common Stock pursuant to Section 5.12.

         "BENEFICIARIES" means the registered holders from time to time of LP Exchangeable Units.

         "BENEFICIARY VOTES" has the meaning set forth in Section 4.2.

         "CLASS B SPECIAL VOTING SHARE" means the one share of Class B Special Voting Stock of the Company, par value $0.01, which entitles the holder of record to the number of votes per share attaching to one share of Class B Common Stock for each one LP Exchangeable Unit outstanding from time to time, which share is to be issued to, deposited with, and voted by, the Trustee as described herein.

         "COMPANY" has the meaning set forth in the recitals.

         "CONVERSION NOTICE" has the meaning set forth in Section 4.5(b).

         "EMS LP" has the meaning set forth in the recitals.

         "EXCHANGE RIGHT" has the meaning set forth in Section 5.1.

         "EXCHANGED UNITS" has the meaning set forth in Section 5.7.


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         "INDEMNIFIED PARTIES" has the meaning set forth in Section 9.1.

         "INSOLVENCY EVENT" means the institution by EMS LP of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of EMS LP to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the U.S. Bankruptcy Code, and the failure by EMS LP to contest in good faith any such proceedings commenced in respect of EMS LP within 30 days of becoming aware thereof, or the consent by EMS LP to the filing of any such petition or to the appointment of a receiver, or the making by EMS LP of a general assignment for the benefit of creditors, or the admission in writing by EMS LP of its inability to pay its debts generally as they become due, or EMS LP not being permitted, pursuant to solvency requirements of applicable law, to redeem any Exchanged Units pursuant to Section 5.5 of the Exchangeable Unit Provisions.

         "LIQUIDATION EVENT" has the meaning set forth in Section 5.12(b).

         "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning set forth in Section 5.12(c).

         "LIST" has the meaning set forth in Section 4.6.

         "OFFICER'S CERTIFICATE" means, with respect to the Company or EMS LP, as the case may be, a certificate signed by any officer or director of the Company or of the general partner of EMS LP, as the case may be.

         "STOCKHOLDER CONSENT" has the meaning set forth in Section 4.2.

         "STOCKHOLDER MEETING" has the meaning set forth in Section 4.2.

         "TRUST ESTATE" means the Class B Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

         "TRUSTEE" means the Onex Corporation and, subject to the provisions of
Article 10, includes any successor trustee.

         "VOTING RIGHTS" means the voting rights attached to the Class B Special Voting Share.

         Capitalized terms used herein and not defined shall have the respective meanings set forth in the Agreement of Limited Partnership, including Exhibit I thereto.

                                   ARTICLE 2.
                              PURPOSE OF AGREEMENT

         The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Company hereby issues to, deposits with, and transfers to the Trustee, the Class B Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. The Trustee will (a) hold and administer the assets of the Trust, comprised of the Class B Special Voting Share, in order to enable the Trustee to exercise the Voting Rights and (b) hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.


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                                   ARTICLE 3.
                          CLASS B SPECIAL VOTING SHARE

3.1      ISSUE AND OWNERSHIP OF THE CLASS B SPECIAL VOTING SHARE

         The Company hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of $1.00 and other good and valuable consideration in exchange for the issuance of the Class B Special Voting Share by the Company to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall have control and the exclusive administration of the Class B Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Class B Special Voting Share, provided that the Trustee shall:

         (a) hold the Class B Special Voting Share and the all rights related thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

         (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Class B Special Voting Share and the Class B Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2      BENEFICIARY NOTIFICATION

         EMS LP will notify each Beneficiary of its right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the LP Exchangeable Units of each Beneficiary.

                                   ARTICLE 4.
                            EXERCISE OF VOTING RIGHTS

4.1      VOTING RIGHTS

         The Trustee, as the holder of record of the Class B Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Class B Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the stockholders of the Company at a Stockholder Meeting or in connection with a Stockholder Consent. Subject to Section 7.13, the Voting Rights shall be and remain vested in and exercised by the Trustee as follows:

         (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Stockholder Meeting is held or a Stockholder Consent is sought; and

         (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2      NUMBER OF VOTES

         With respect to all meetings of stockholders of the Company at which holders of Class B Common Stock are or, if outstanding, would be entitled to vote (each, a "STOCKHOLDER MEETING") and with respect to all written consents sought by the Company from its stockholders, including the holders of Class B Common Stock (each, a "STOCKHOLDER CONSENT"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, that number of votes comprised in the Voting Rights for each LP Exchangeable Unit which is equal to that number of votes which would attach to the Class B Common Stock receivable upon the exchange of the LP Exchangeable Units (i) corresponding to such Class B Special Voting Share and (ii) owned of record by such Beneficiary on the record date


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established by the Company or by applicable law for such Stockholder Meeting or
Stockholder Consent, as the case may be (the "BENEFICIARY VOTES"), in respect of each matter to be voted on at such Stockholder Meeting or in connection with such Stockholder Consent. In the case only of a vote of Class B Common Stock, voting separately as a class, the Trustee shall only exercise Voting Rights with respect to the Class B Special Voting Share corresponding in that event to the Class B Common Stock, and each Beneficiary shall be entitled to instruct the Trustee to cast and exercise on such class vote that number of votes comprised in the Voting Rights which is equal to the number of LP Exchangeable Units owned of record by such Beneficiary.

4.3      NOTICES TO BENEFICIARIES

         With respect to notices and other communications in connection with each Stockholder Meeting and Stockholder Consent, the Trustee will use its reasonable efforts to mail or cause to be mailed promptly (or otherwise communicate in the same manner as the Company utilizes in communication to stockholders of the Company and provided such manner of communication is reasonably available to the Trustee) to each of the Beneficiaries named in the List referred to in Section 4.6, such notice or other communication regarding any notice or other communication the Trustee receives from the Company to its stockholders, together with:

         (a) a copy of such notice received by the Trustee and any related materials, including without limitation, any proxy or information statement, to be provided to stockholders of the Company;

         (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Stockholder Meeting or Stockholder Consent or, pursuant to Section 4.7, to attend such Stockholder Meeting and to exercise personally the Beneficiary Votes;

         (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                  (i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

                  (ii) a proxy to a designated agent or other representative of the management of the Company to exercise such Beneficiary Votes;

         (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

         (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

         (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Stockholder Meeting shall not be later than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

         The materials referred to in this Section 4.3 are to be provided to the Trustee by the Company and the materials referred to in Sections 4.3(c), 4.3(e) and 4.3(f) shall be subject to reasonable comment by the Trustee in a timely manner. The Company shall ensure that the materials to be provided to the Trustee are provided in time sufficient to permit the Trustee to comment as mentioned above and to send all materials to each Beneficiary at the same time as such materials are first sent to the stockholders of the Company. The Company agrees not to communicate with the stockholders of the Company with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.


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         For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Stockholder Meeting or Stockholder Consent, the number of LP Exchangeable Units owned of record by the Beneficiary shall be determined at the close of business on the record date established by the Company or by applicable law for purposes of determining stockholders entitled to vote at such Stockholder Meeting. The Company will notify the Trustee of any decision of the Board of Directors with respect to the calling of any Stockholder Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4      COPIES OF STOCKHOLDER INFORMATION

         The Company will deliver to the Trustee a copy of all proxy materials (including notices of the Stockholder Meetings but excluding proxies to vote Common Stock), information statements, reports, including without limitation, all interim and annual financial statements, and other written communications that, in each case, are to be distributed from time to time to holders of Common Stock in quantities and time sufficient to enable the Trustee to send such materials to each Beneficiary at the same time such materials are first sent to holders of Common Stock. The Trustee will mail or otherwise send to each Beneficiary, at the expense of the Company, copies of all such materials (and such materials will be specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by the Company) received by the Trustee from the Company contemporaneously with the distribution by the Company of such materials to holders of Common Stock. The Trustee and the Company, as applicable, will also make available for inspection by any Beneficiary at (i) the Trustee's principal office in Toronto, Canada and (ii) the Company's principal executive office in the United States, all proxy materials, information statements, reports and other written communications that are:

         (a) received by the Trustee as the registered holder of the Class B Special Voting Share and made available by the Company generally to the holders of Common Stock; or

         (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by the Company.

4.5      OTHER MATERIALS

         (a) As soon as reasonably practicable after receipt by the Company or stockholders of the Company of any material distributed by or on behalf of a third party to the stockholders of the Company generally, including without limitation, dissident proxy and information circulars, tender and exchange offer circulars (and all material related thereto), the Company shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material to each Beneficiary as soon as possible thereafter, unless the same has been provided directly to Beneficiaries by such third party. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the Company's expense, copies of all such materials received by the Trustee from the Company. The Trustee and the Company, as applicable, will also make available for inspection by any Beneficiary at (i) the Trustee's principal office in Toronto, Canada and (ii) the Company's principal executive office in the United States, a copy of all such material.

         (b) As soon as reasonably practicable after receipt by the Trustee of notice that the conversion right set out in Section 11.2 of the Exchangeable Unit Provisions has come into effect, the Trustee shall use its reasonable efforts promptly to send to EMS LP and to each of the Beneficiaries of the LP Exchangeable Units named in the List referred to in Section 4.6, a notice (the "CONVERSION NOTICE") advising such Beneficiaries that they are entitled to convert their LP Exchangeable Units into shares of Class A Common Stock and the reasons therefor. The Conversion Notice shall include:

                  (i) a description of the procedure to be followed to effect the conversion of LP Exchangeable Units into shares of Class A Common Stock;


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                  (ii) the information set forth in Section 11.3 of the
Exchangeable Unit Provisions;

                  (iii) a copy of the Exclusionary Offer and all other material received from the Company in respect of such offer;

                  (iv) a form of notice to be given by the relevant Beneficiaries to EMS LP pursuant to Section 11.2 of the Exchangeable Unit Provisions; and

                  (v) details of the arrangements and procedures put in place by the Company and EMS LP.

4.6      LIST OF PERSONS ENTITLED TO VOTE

         EMS LP shall, (a) prior to each annual and special Stockholder Meeting or obtaining any Stockholder Consent from the stockholders of the Company and
(b) promptly upon request of the Trustee in writing, prepare or cause to be prepared a list of the names and addresses of the Beneficiaries of the LP Exchangeable Units (the "LIST"), such list to be arranged in alphabetical order and indicating the number of LP Exchangeable Units held of record by each such Beneficiary, as of the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Stockholder Meeting or a Stockholder Consent, as of the close of business on the record date established by the Company. The List shall be delivered to the Trustee promptly after receipt by EMS LP of such request or the record date for such meeting or obtaining consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. The Company agrees to give EMS LP notice (with a copy to the Trustee) of any Stockholder Meeting or Stockholder Consent, together with the record dates therefor, at least two days prior to the date of such meeting or consent so as to enable EMS LP to perform its obligations under this Section 4.6.

4.7      ENTITLEMENT TO DIRECT VOTES

         Any Beneficiary named in a List prepared in connection with any Stockholder Meeting or Stockholder Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8      VOTING BY TRUSTEE AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT MEETING

         (a) In connection with each Stockholder Meeting and Stockholder Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the written instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to
Section 4.3.

         (b) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Stockholder Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee with respect to any matter, to speak at the meeting in favor or against it, to vote by way of ballot at the meeting and to vote at such meeting by way of a show of hands.


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4.9      DISTRIBUTION OF WRITTEN MATERIALS

         Any written materials distributed by the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as the Company utilizes in communications to the stockholders of the Company and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary of the LP Exchangeable Units at its address as shown on the register of EMS LP. The Company agrees not to communicate with the stockholders of the Company with respect to such written materials other than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. EMS LP shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

         (a)  a current List; and

         (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

         Notwithstanding the foregoing, upon the request of the Trustee, the Company shall cause all written materials to be distributed to the Beneficiaries on behalf of the Trustee.

4.10     TERMINATION OF VOTING RIGHTS

         All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the LP Exchangeable Units held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to the Company and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon: (a) the delivery by a Beneficiary to the Trustee of a copy of the Exchange Notice delivered to the Company in connection with the exercise by such Beneficiary of the Exchange Right or the occurrence of the automatic exchange of LP Exchangeable Units for Class B Common Stock, as specified in Article 5 (unless, in either case, the Company shall not have delivered the requisite shares of Class B Common Stock issuable in exchange therefor to the Beneficiary; (b) the exchange of LP Exchangeable Units pursuant to Article 5 of the Exchangeable Unit Provisions; or
(c) the effective date of the liquidation, dissolution or winding-up of EMS LP pursuant to Article 4 of the Exchangeable Unit Provisions.

4.11     EXERCISE OF OTHER RIGHTS

         Upon the request of a Beneficiary, the Trustee shall exercise on behalf of such Beneficiary any other rights attaching to the LP Exchangeable Units, including the right to (a) submit nominations to the Board of Directors and (b) propose business for consideration at a Stockholder Meeting.

                                   ARTICLE 5.
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1      GRANT AND EXERCISE OF THE EXCHANGE RIGHT

         The Company hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "EXCHANGE RIGHT"), upon the occurrence and during the continuance of an Insolvency Event, to require the Company to exchange for each or any Beneficiary all or any part of the LP Exchangeable Units held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. The Company hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration for the grant of the Exchange Right and the Automatic Exchange Rights by the Company to the Trustee. During


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the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with all rights in respect of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

         (a) hold the Exchange Right and the Automatic Exchange Rights as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

         (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

         The obligations of the Company to issue Class B Common Stock pursuant to the Exchange Right or the Automatic Exchange Rights are subject to all applicable laws and regulatory and stock exchange requirements.

5.2      BENEFICIARY NOTIFICATION

         EMS LP will notify the Beneficiaries of:

         (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the LP Exchangeable Units held by a Beneficiary; and

         (b)  the Automatic Exchange Rights.

5.3      GENERAL EXERCISE OF EXCHANGE RIGHT

         The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 7.13, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4      EXCHANGE PRICE

         The exchange price payable by the Company for each LP Exchangeable Unit to be exchanged by the Company under the Exchange Right shall be an amount per Unit equal to (a) one share of Class B Common Stock, plus (b) to the extent not paid by EMS LP on the designated payment date therefor, an additional amount equal to and in satisfaction of the full amount of all declared and unpaid distributions on each such LP Exchangeable Unit held by such holder on any distribution record date which occurred prior to the closing of the exchange. The exchange price for each such LP Exchangeable Unit so exchanged may be satisfied only by the Company issuing and delivering to the Trustee, on behalf of the relevant Beneficiary, one share of Class B Common Stock and, on the applicable payment date therefor, a check for the balance, if any, of the exchange price without interest (less any amounts withheld pursuant to Section 5.13). Upon payment by the Company of such exchange price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid distributions on each such LP Exchangeable Unit by EMS LP.

5.5      EXERCISE INSTRUCTIONS

         Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the LP Exchangeable Units in the name of such Beneficiary on the books of EMS LP. To cause the exercise of the Exchange Right by the Trustee, the


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Beneficiary shall deliver, in person or by certified or registered mail, to the
Trustee, at its principal office in Toronto, Canada, or to the Company, at its principal executive office in the United States, or at such other places as the Trustee may from time to time designate by written notice to the Beneficiaries:
(a) a duly completed form of notice of exercise of the Exchange Right, stating
(i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require the Company to purchase from the Beneficiary the number of LP Exchangeable Units specified therein, (ii) that such Beneficiary has good title to and owns all such LP Exchangeable Units to be acquired by the Company free and clear of all liens, claims and encumbrances and (iii) the names in which the certificates representing Class B Common Stock issuable in connection with the exercise of the Exchange Right are to be issued; and (b) payment (or evidence satisfactory to the Trustee, EMS LP and the Company of payment) of the taxes, if any, payable as contemplated by Section 5.8 of this Agreement, together with such other documents and instruments as may be required to effect a transfer of LP Exchangeable Units under the Delaware Revised Uniform Limited Partnership Act and the Agreement of Limited Partnership and such additional documents and instruments as the Trustee, EMS LP and the Company may reasonably require.

5.6      DELIVERY OF CLASS B COMMON STOCK; EFFECT OF EXERCISE

         Promptly after the receipt of a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by Section 5.8 or evidence thereof), together with such documents and instruments of transfer, the Trustee shall notify the Company and EMS LP of its receipt of the same, which notice to the Company and EMS LP shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such LP Exchangeable Units, and the Company shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such LP Exchangeable Units (or to such other person as directed by the Beneficiary), the number of shares of Class B Common Stock issuable in connection with the exercise of the Exchange Right, and on the applicable payment date a check for the balance, if any, of the total exchange price therefor without interest (less any amounts withheld pursuant to Section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, EMS LP and the Company of the payment of) the taxes, if any, payable as contemplated by
Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to the Company and EMS LP of the exercise of the Exchange Right as provided in this Section 5.6, the closing of the transaction of exchange contemplated by the Exchange Right shall be deemed to have occurred and the holder of such LP Exchangeable Units shall be deemed to have transferred to the Company all of such holder's right, title and interest in and to such LP Exchangeable Units and the related interest in the Trust Estate free and clear of any lien, claim or encumbrance and shall cease to be a holder of such LP Exchangeable Units and shall not be entitled to exercise any of the rights of a Beneficiary in respect thereof, other than the right to receive his pro rata share of the total exchange price therefor, unless the requisite number of shares of Class B Common Stock are not yet allocated, issued and delivered by the Company to the Trustee within five Business Days of the date of the giving of such notice by the Trustee or the balance of the exchange price, if any, is not paid by the Company on the applicable payment date therefor, in which case the rights of the Beneficiary shall remain unaffected until such shares of Class B Common Stock are so allocated, issued and delivered, and the balance of the exchange price, if any, has been paid, by the Company. Upon delivery by the Company to the Trustee of such shares of Class B Common Stock, and the balance of the exchange price, if any, the Trustee shall deliver shares of Class B Common Stock to such Beneficiary (or to such other Persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of LP Exchangeable Units, the Beneficiary shall be considered and deemed for all purposes to be a direct holder of the shares of Class B Common Stock delivered to it pursuant to the Exchange Right.

5.7      EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO EXCHANGE REQUEST

         In the event that a Beneficiary has exercised its right under Article 5 of the Exchangeable Unit Provisions to require EMS LP to exchange any or all of the LP Exchangeable Units held by the Beneficiary (the "EXCHANGED UNITS") and is notified by EMS LP pursuant to Section 5.5 of the Exchangeable Unit Provisions that EMS LP will not be permitted to exchange all such Exchanged Units, and provided that the Trustee has received written notice of same from EMS LP or the Company, the exchange request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those LP Exchangeable Units that EMS LP is unable to exchange. In any such event, EMS LP hereby agrees with the Trustee and in favor of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to EMS LP (including, without limitation, a copy of the exchange request delivered pursuant to Section
5.1 of the Exchangeable Unit Provisions) in connection with such proposed exchange of the Exchanged Units and the Trustee will thereupon exercise the Exchange Right with respect to the Exchanged Units that EMS LP is not permitted to exchange and will require the Company to exchange such shares in accordance with the provisions of this Article 5.

5.8      STAMP OR OTHER TRANSFER TAXES

         Upon any transfer of LP Exchangeable Units to the Company pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Class B Common Stock to be delivered in connection with the payment of the total exchange price therefor shall be issued in the name of the Beneficiary of the LP Exchangeable Units so transferred or in such names as such Beneficiary may otherwise direct in writing, provided such direction is received by the Company prior to the time of such shares being issued, without charge to the holder of the LP Exchangeable Units so sold; provided, however, that such Beneficiary (a) shall pay any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer of such LP Exchangeable Units to the Company or in respect of the issuance or delivery of such Class B Common Stock to such Beneficiary or any other Person including, without limitation, in the event that shares of Class B Common Stock are being issued or transferred to a depositary or a nominee thereof, or (b) shall have evidenced to the satisfaction of the Trustee, the Company and EMS LP that such taxes, if any, have been paid.

5.9      NOTICE OF INSOLVENCY EVENT

         As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, EMS LP and the Company shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from EMS LP and the Company of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of the Company (such funds to be received in advance), a notice of such Insolvency Event in the form provided by the Company, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10     REGISTRATION OF CLASS B COMMON STOCK

     The Company agrees that if any shares of Class B Common Stock to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any federal or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other federal or state legal requirement before such shares may be issued and delivered by the Company to the initial holder thereof, the Company will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such shares of Class B Common Stock to be and remain duly registered, qualified or approved. The parties acknowledge that the foregoing does not require the Company to take action in order that the shares of Class B Common Stock (or such other shares or securities), or the shares of Class A Common Stock issuable on conversion thereof, may be freely traded thereafter without further registration, qualification or approval. The Company will provide or cause to be provided to the Trustee such legal opinions, certificates, documents and other instruments as the Trustee may from time to time reasonably request to demonstrate compliance with this Section 5.10.

5.11     CLASS B COMMON STOCK

         The Company hereby represents, warrants and covenants that the shares of Class B Common Stock issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12     AUTOMATIC EXCHANGE ON LIQUIDATION OF THE COMPANY

         (a) The Company will give the Trustee written notice of each of the following events at the time set forth below:

                  (i) in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Company or to effect any other distribution of assets of the Company among its stockholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                  (ii) as soon as practicable following the earlier of (A) receipt by the Company of notice of, and (B) the Company otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Company or to effect any other distribution of assets of the Company among its stockholders for the purpose of winding up its affairs, in each case where the Company has failed to contest in good faith any such proceeding commenced in respect of the Company within 30 days of becoming aware thereof.

         (b) As soon as practicable following receipt by the Trustee from the Company of notice of any event (a "LIQUIDATION EVENT") contemplated by Section 5.12(a)(i) or 5.12(a)(ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by the Company and shall include a brief description of the automatic exchange of LP Exchangeable Units for Class B Common Stock provided for in Section 5.12(c).

         (c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of shares of Common Stock in the distribution of assets of the Company in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "LIQUIDATION EVENT EFFECTIVE DATE") of a Liquidation Event all of the then outstanding LP Exchangeable Units (other than those held by the Company and its subsidiaries) shall be automatically exchanged for Class B Common Stock. To effect such automatic exchange, the Company shall exchange on the fifth Business Day prior to the Liquidation Event Effective Date each LP Exchangeable Unit then outstanding and held by Beneficiaries, and each Beneficiary shall exchange the LP Exchangeable Units held by it at such time, free and clear of any lien, claim or encumbrance, for an exchange price per unit equal to (i) one share of Class B Common Stock, and (ii) to the extent not paid by EMS LP on the designated payment date therefor, an additional amount equal to and in satisfaction of the full amount of all declared and unpaid distributions on each such LP Exchangeable Unit held by such holder on any distribution record date which occurred prior to the date of the exchange.

         (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of exchange contemplated by the automatic exchange of LP Exchangeable Units for shares of Class B Common Stock shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to the Company all of the Beneficiary's right, title and interest in and to such Beneficiary's LP Exchangeable Units and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid distributions from EMS LP shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such LP Exchangeable Units and the Company shall issue to the Beneficiary the shares of Class B Common Stock issuable upon the automatic exchange of LP Exchangeable Units for shares of Class B Common Stock and on the applicable payment date shall deliver to the Beneficiary or to the Trustee for delivery to the Beneficiary, by wire transfer, the balance, if any, of the total exchange price for such LP Exchangeable Units without interest, less any amounts withheld pursuant to Section 5.13. Concurrently with such Beneficiary ceasing to be a holder of LP Exchangeable Units, the Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of Class B Common Stock issued pursuant to the automatic exchange of LP Exchangeable Units for shares of Class B Common Stock and the LP Exchangeable Units attributable to the Beneficiary as recorded in the EMS LP register previously representing the LP Exchangeable Units exchanged by the Beneficiary with the Company pursuant to such automatic exchange shall thereafter be deemed to represent shares of Class B Common Stock issued to the Beneficiary by the Company pursuant to such automatic exchange. Upon the request of a Beneficiary, the Company shall deliver or cause to be delivered to the Beneficiary certificates representing shares of Class B Common Stock of which the Beneficiary is the holder.

5.13     WITHHOLDING RIGHTS

         The Company, EMS LP and the Trustee shall be entitled to deduct and withhold from any dividend, distribution or consideration otherwise payable under this Agreement to any holder of LP Exchangeable Units or shares of Class B Common Stock such amounts as the Company, EMS LP or the Trustee is required to deduct and withhold with respect to such payment under the Code or any provision of state, local or foreign tax law, in each case as amended or succeeded. The Company, EMS LP and the Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the units or shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, EMS LP and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Company, EMS LP or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and the Company, EMS LP or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale; provided, however, that nothing in this Section 5.13 shall reduce EMS LP's obligations under Section 2.2 of the Exchangeable Unit Provisions.

                                   ARTICLE 6.
              RESTRICTIONS ON ISSUE OF CLASS B SPECIAL VOTING STOCK

         During the term of this Agreement, the Company will not, without the consent of the Beneficiaries at the relevant time of LP Exchangeable Units, given in accordance with Section 9.2 of the Exchangeable Unit Provisions, issue any shares of its special voting stock in the same series as the Class B Special Voting Share.

                                   ARTICLE 7.
                             CONCERNING THE TRUSTEE

7.1      POWERS AND DUTIES OF THE TRUSTEE

         The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

         (a) receipt and deposit of the Class B Special Voting Share from the Company as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

         (b) granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

         (c) voting the Beneficiary Votes in accordance with the provisions of this Agreement;

         (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from the Company as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

         (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries LP Exchangeable Units and other requisite documents and distributing to such Beneficiaries shares of Class B Common Stock and cash, if any, to which such Beneficiaries are entitled to receive upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

         (f)  holding title to the Trust Estate;

         (g) investing any funds forming, from time to time, a part of the Trust Estate as provided in this Agreement;

         (h) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of the Company and EMS LP under this Agreement; and

         (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

         In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all Persons.

         The Trustee in exercising its rights, powers, duties and authorities hereunder shall act in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

         The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. The Trustee shall only have those duties as are set out specifically in this Agreement.

7.2      DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

         The Company and EMS LP irrevocably authorize the Trustee, from time to time, to:

         (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the LP Exchangeable Units and Class B Common Stock; and

         (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of

Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

         The Company and EMS LP irrevocably authorize their respective registrars and transfer agents to comply with all such requests. The Company covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

7.3      BOOKS AND RECORDS

         The Trustee shall keep available for inspection by the Company and EMS LP at the Trustee's principal office in Toronto, Canada correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights.

7.4      INCOME TAX RETURNS AND REPORTS

         The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the LP Exchangeable Units are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to the Company or EMS LP). If requested by the Trustee, the Company or EMS LP shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance, and shall supervise the preparation and filing of any necessary returns or reports.

7.5      INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

         The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Class B Special Voting Share pursuant to
Article 4, subject to Section 7.13, and with respect to the Exchange Right pursuant to Article 5, subject to Section 7.13, and with respect to the Automatic Exchange Rights pursuant to Article 5.

         None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.6      ACTION OF BENEFICIARIES

         No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 7.5 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.7      RELIANCE UPON DECLARATIONS

         The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 7.8, if applicable, and with any other applicable provisions of this Agreement.

7.8      CONDITIONS PRECEDENT TO OBLIGATIONS OF TRUSTEE

         The Company and/or EMS LP shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by the Company and/or EMS LP or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Company and/or EMS LP promptly if and when:

         (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7.8; or

         (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives the Company and/or EMS LP written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

         Such evidence shall consist of an Officer's Certificate of the Company and/or EMS LP or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

         Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of the Company and/or EMS LP, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Company and/or EMS LP it shall be in the form of an Officer's Certificate.

         Each Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

         (c) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

         (d) describing the nature and scope of the examination or investigation upon which he based the certificate, statement or opinion; and

         (e) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.9      EXPERTS, ADVISORS AND AGENTS

         The Trustee may:

         (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any legal counsel, auditor, accountant, appraiser, engineer or other expert, whether retained by the Trustee or by the Company and/or EMS LP or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

         (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.10     INVESTMENT OF FUNDS HELD BY TRUSTEE

         Unless otherwise provided in this Agreement, any funds held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the State of Delaware, trustees are authorized to invest trust funds, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such funds on the written direction of EMS LP. Pending the investment of any funds as herein provided, such funds may be deposited in the name of the Trustee in any chartered bank in the United States or, with the consent of EMS LP, with any other loan or trust company authorized to accept deposits under the laws of the United States or any state thereof at the rate of interest then current on similar deposits.

7.11     TRUSTEE NOT REQUIRED TO GIVE SECURITY

         The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.12     TRUSTEE NOT BOUND TO ACT ON REQUEST

         Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Company and/or EMS LP or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.13     CONFLICTING CLAIMS

         If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any LP Exchangeable Units, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any LP Exchangeable Units, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

         (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

         (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

         If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.14     ACCEPTANCE OF TRUST

         The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

                                   ARTICLE 8.
                        FEES AND EXPENSES OF THE TRUSTEE

         The Company and EMS LP agree to reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the reasonable cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that the Company and EMS LP shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with willful misconduct.

                                   ARTICLE 9.
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1      INDEMNIFICATION OF THE TRUSTEE

         The Company and EMS LP agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, bad faith or willful misconduct on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by the Company or EMS LP pursuant hereto.

         In no case shall the Company or EMS LP be liable under this indemnity for any claim against any of the Indemnified Parties unless the Company and EMS LP shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to subparagraph (ii) below, the Company and EMS LP shall be entitled to participate at their own expense in the defense and, if the Company and EMS LP so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, and the reasonable fees and expenses of such counsel shall be at the expense of the Company and EMS LP; provided that, if the named parties to any such suit include both the Trustee and the Company or EMS LP and the Trustee shall have been advised by counsel to the Trustee that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to the Company or EMS LP and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken, then the Company and EMS LP shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee. This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

9.2      LIMITATION OF LIABILITY

         The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, bad faith or willful misconduct on the part of the Trustee.

                                   ARTICLE 10.
                                CHANGE OF TRUSTEE

10.1     RESIGNATION

         The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and EMS LP specifying the date on which it desires to resign, provided that such notice shall not be given less than 30 days before such desired resignation date unless the Company and EMS LP otherwise agree, and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, the Company and EMS LP shall promptly appoint a successor trustee, by written instrument, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee, provided, that the appointment of any successor trustee shall be subject to the consent of Beneficiaries holding at least a majority of the LP Exchangeable Units, given in accordance with Section 9.2 of the Exchangeable Unit Provisions. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, the Company and EMS LP shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

10.2     REMOVAL

         The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior written notice executed by the Company and Beneficiaries holding at least a majority of the LP Exchangeable Units, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3     SUCCESSOR TRUSTEE

         Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to the Company and EMS LP and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of the Company and EMS LP or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, the Company, EMS LP and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4     NOTICE OF SUCCESSOR TRUSTEE

         Upon acceptance of appointment by a successor trustee as provided herein, the Company and EMS LP shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If the Company or EMS LP shall fail to cause such notice to be mailed within 10 Business Days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company and EMS LP.

                                   ARTICLE 11.
                                   SUCCESSORS

11.1     CERTAIN REQUIREMENTS IN RESPECT OF MERGER

         The Company shall not consummate any Merger except in accordance with the provisions of Article 14 of the Agreement of Limited Partnership and, if the LP Exchangeable Units will remain outstanding after such Merger, the Company may consummate such Merger only if, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, the Merger includes such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2     VESTING OF POWERS IN SUCCESSOR

         Whenever the conditions of Section 11.1 have been duly observed and performed, the Trustee, the Successor and EMS LP shall, if required by Section 11.1, execute and deliver the supplemental trust agreement provided for in
Article 12 and thereupon the Successor shall possess and from time to time may exercise each and every right and power of the Company under this Agreement in the name of the Company or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors or any officers of the Company may be done and performed with like force and effect by the directors or officers of such Successor.

11.3     WHOLLY-OWNED SUBSIDIARIES

         Nothing herein shall be construed as preventing the merger of any wholly-owned direct or indirect subsidiary of the Company (other than EMS LP) with or into the Company or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of the Company (other than EMS LP), provided that all of the assets of such subsidiary are transferred to the Company or another wholly-owned direct or indirect subsidiary of the Company, or any other distribution of the assets of any wholly-owned direct or indirect subsidiary of the Company among its stockholders, and any such transactions are expressly permitted by this Article 11.

                                   ARTICLE 12.
                    AMENDMENTS; SUPPLEMENTAL TRUST AGREEMENTS

12.1     AMENDMENTS, MODIFICATIONS, ETC.

         Subject to Sections 12.2, 12.4 and 14.2, this Agreement may not be amended or modified except by an agreement in writing executed by the Company, EMS LP and the Trustee and approved by the Beneficiaries in accordance with
Section 9.2 of the Exchangeable Unit Provisions.

12.2     MINISTERIAL AMENDMENTS

         Notwithstanding the provisions of Section 12.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

         (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the General Partner and the Board of Directors shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

         (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the General Partner and the Board of Directors and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Board of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

         (c) making such changes or corrections which, on the advice of counsel to the Company, EMS LP and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of the Company and the general partner of EMS LP shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

12.3     CHANGES IN CAPITAL OF THE COMPANY AND EMS LP

         At all times after the occurrence of any event contemplated pursuant to
Section 14.5, 14.6 or 14.7 of the Agreement of Limited Partnership or otherwise, as a result of which either the Class B Common Stock or the LP Exchangeable Units or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, to all new securities into which the Class B Common Stock or the LP Exchangeable Units or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.4     EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS

         No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time EMS LP (upon authorization by the General Partner), the Company (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) evidencing the succession of Successors and the covenants of and obligations assumed by each such Successor in accordance with the provisions of
Article 11 and the successors of any successor trustee in accordance with the provisions of Article 10;

         (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the Company, EMS LP, the Trustee or this Agreement; and

         (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                   ARTICLE 13.
                                   TERMINATION

13.1     TERM

         The Trust created by this Agreement and the term of this Agreement shall continue until the earliest to occur of the following events:

         (a) no outstanding LP Exchangeable Units are held by a Beneficiary; and

         (b) each of the Company and EMS LP elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with
Section 9.2 of the Exchangeable Unit Provisions.

13.2     SURVIVAL OF CERTAIN PROVISIONS

         The provisions of Articles 8 and 9 shall survive any termination of this Agreement.

                                   ARTICLE 14.
                                  MISCELLANEOUS

14.1     INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

         The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

14.2     SEVERABILITY

         If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.3     SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

14.4     NOTICES TO PARTIES

         All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

                    (a)      if to the Company or EMS LP, at:
                             6200 S. Syracuse Way
                             Greenwood Village, Colorado  80111
                             Attention:  General Counsel
                             Facsimile No.:

                    (b)      if to the Trustee, at:
                             Onex Corporation
                             161 Bay Street
                             P.O. Box 700
                             Toronto, Ontario  M5J 2S1
                             Attention:  General Counsel
                             Facsimile No.: (416) 362-5765

                             with a copy to:
                             Kaye Scholer LLP
                             425 Park Avenue
                             New York, NY  10022
                             Attention:  Joel I. Greenberg
                                     and Lynn Toby Fisher
                             Facsimile No.: (212) 836-8689

         Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by facsimile shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.5     NOTICE TO BENEFICIARIES

         Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of LP Exchangeable Units in any manner permitted by the Agreement of Limited Partnership from time to time in force in respect of notices to Beneficiaries and shall be deemed to be received (if given or sent in such manner) at the time specified in such Agreement of Limited Partnership.

14.6     COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7 CONSENT TO JURISDICTION; VENUE; JURY TRIAL

         The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York, New York County and the United States District Court for the Southern District of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York, New York County and the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                            [Signature page follows.]

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       EMERGENCY MEDICAL SERVICES
                                       CORPORATION


                                       By: _______________________________
                                           Name:
                                           Title:


                                       EMERGENCY MEDICAL SERVICES L.P.
                                       By: EMSC, Inc., its general partner


                                       By: _______________________________
                                           Name:
                                           Title:


                                       Onex Corporation


                                       By: _______________________________
                                           Name:
                                           Title:


                                       By: _______________________________
                                           Name:
                                           Title:






            [Signature Page to Voting and Exchange Trust Agreement.]